                                                              EXHIBIT - h(2)(ii)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                        AMENDED ADMINISTRATION AGREEMENT

                                     BETWEEN

                       ING VP NATURAL RESOURCES TRUST

                                      AND

                             ING FUNDS SERVICES, LLC
                         (FORMERLY PILGRIM GROUP, INC.)

           TRUST                                     ANNUAL ADMINISTRATIVE FEE
           -----                                     -------------------------
                                             (as percentage of average daily net assets)
ING VP Natural Resources Trust                                0.10%